UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): July 6, 2007
PolyOne Corporation
(Exact Name of Registrant as Specified in Charter)

Ohio	1-16091	34-1730488

(State or Other	(Commission File No.)	(I.R.S. Employer
Jurisdiction		Identification No.)
of Incorporation)
PolyOne Center, 33587 Walker Rd.
Avon Lake, Ohio 44012
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code:
(440) 930-1000
N/A
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 2.01. Completion of Acquisition or Disposition of Assets.
     On July 6, 2007, PolyOne Corporation (the “Company”) entered into an agreement with Occidental Chemical Corporation (“OxyChem”) and certain of OxyChem’s affiliates to sell the Company’s 24 percent interest in Oxy Vinyls, LP (“OxyVinyls”) to OxyChem. Under the terms of the agreement, the Company received cash proceeds of $261 million for the sale of its 24 percent interest in OxyVinyls, which was also completed on July 6, 2007. OxyVinyls was formed on May 1, 1999 and combined the polyvinyl chloride (“PVC”) and vinyl chloride monomer (“VCM”) businesses of OxyChem and the Company.
     The Company will retain the existing PVC resin and VCM supply agreements that it entered into when OxyVinyls was formed. In a related transaction, the Company acquired OxyChem’s 10 percent interest in PVC Powder Blends, LP for $11 million, which brings the Company’s ownership of this PVC compounding operation to 100 percent.
Item 9.01. Financial Statements and Exhibits.
(b) Pro Forma Financial Information.
The unaudited condensed pro forma consolidated balance sheet as of March 31, 2007 and unaudited condensed pro forma statements of operations for the three months ended March 31, 2007 and the year ended December 31, 2006 are included as Exhibit 99.1 to this Current Report on Form 8-K and are incorporated herein by reference.
(d) Exhibits.

Number	Exhibit

99.1	Unaudited condensed pro forma consolidated balance sheet as of March 31, 2007 and unaudited condensed pro forma statements of operations for the three months ended March 31, 2007 and the year ended December 31, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: July 12, 2007

POLYONE CORPORATION

By	/s/ W. David Wilson

Name: W. David Wilson
Title: Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Number	Exhibit

99.1	Unaudited condensed pro forma consolidated balance sheet as of March 31, 2007 and unaudited condensed pro forma statements of operations for the three months ended March 31, 2007 and the year ended December 31, 2006.